Exhibit 5

                                      LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS

                           NATIONSBANK CORPORATE CENTER
                                      SUITE 3350
                                100 NORTH TRYON STREET
                       CHARLOTTE, NORTH CAROLINA 28202-4000
                             TELEPHONE(704)417-3000
                             FACSIMILE (704)377-4814


                                    July 15, 1997


Board of Directors
DDL Electronics, Inc.
Newbury Park, California 91320

Dear Sirs:

We are acting as counsel to DDL Electronics, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") and the offer and sale pursuant to the Registration Statement of up to 4,719,999 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock") by the Selling Stockholders identified in the Registration Statement. This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

In our representation of the Company, we have examined the Registration Statement and the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and such other documents as we have considered necessary for purposes of rendering the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies of originals.

Based upon the foregoing, it is our opinion that the Company is a corporation duly incorporated and validly existing under the General Corporation Law of the State of Delaware and that the Shares have been duly and validly issued and are fully paid and nonassessable.

The opinions expressed above are limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in
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the category of persons whose consent is required under Section 7 of the
Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,

                                         /s/ Nelson Mullins Riley
                                               & Scarborough, L.L.P.

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